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                                                                       Exhibit 9

                        EXECUTIVE OFFICERS AND DIRECTORS
                                       OF
            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES



         The names of the Directors and the names and titles of the Executive Officers of The Equitable Life Assurance Society of the United States ("Equitable"), which is the sole member of Equitable Holdings, LLC, and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of Equitable at 1290 Avenue of the Americas, New York, New York 10104. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to Equitable and each individual is a United States citizen.

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
   Leon B. Billis               Executive Vice President and AXA Group Deputy
                                Chief Information Officer

   Jennifer Blevins             Executive Vice President

*  Bruce W. Calvert             Chairman of the Board and Chief Executive
   Alliance Capital             Officer, Alliance Capital Management
   Management Corporation        Corporation; Executive Officer, AXA
   1345 Avenue of the Americas
   New York, NY 10105

*  Henri de Castries (1)        Chairman of the Management Board,  AXA; Vice
   AXA                          Chairman of the Board of Directors, Finaxa;
   25, avenue Matignon          Chairman of the Board, AXA Financial, Inc.
   75008 Paris, France

*  Francoise Colloc'h (1)       Member of the Management Board and Group
   AXA                          Executive President, AXA
   25, avenue Matignon
   75008 Paris, France

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Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  Christopher M. Condron       Chairman of the Board and Chief Executive
                                Officer; President and Chief Executive Officer,
                                AXA Financial, Inc.; Member of the Management
                                Board and Executive Officer, AXA

*  Claus-Michael Dill (2)       Chairman of the Management Board, AXA Konzern
   Gereonsdriesch 9-11 AG;      Executive Officer, AXA
   50670 Cologne, Germany

*  Joseph L. Dionne             Retired Chairman of the Board and Chief
   198 N. Wilton Rd.            Executive Officer of The McGraw Hill Companies
   New Canaan, CT  06840        (publishing)

*  Denis Duverne (1)            Executive Vice President, AXA
   AXA
   25, avenue Matignon
   75008 Paris, France

   Selig Ehrlich                Executive Vice President and Chief Actuary

   MaryBeth Farrell             Executive Vice President

*  Jean-Rene Fourtou (1)        Member of Supervisory Board, AXA; Chairman and
   Vivendi Universal            Chief Executive Officer, Vivendi Universal
   42, avenue de Friedland      (global media and communications company); Vice
   75008 Paris                  Chairman of the Management Board, Aventis;
   France                       Chairman of the Management Board, Vivendi
                                Environment and Group Canal+

*  Norman C. Francis            President, Xavier University of Louisiana
   Xavier University            (university)
   of Louisiana
   7325 Palmetto Street
   New Orleans, LA  70125

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                                                             Page 58 of 87 Pages

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  John C. Graves               President and COO, Graves Ventures LLC
   Graves Ventures, LLC         (publishing holding company)
   130 Fifth Avenue
   New York, NY

*  Donald J. Greene, Esq.       Of Counsel, LeBoeuf,
   LeBoeuf, Lamb, Greene        Lamb, Greene & MacRae LLP (law firm)
   & MacRae LLP
   125 West 55th Street
   New York, NY  10019

   Jerald Hampton               Executive Vice President

*  John T. Hartley              Retired Chairman and Chief Executive Officer,
   1412 S. Riverside Drive      Harris Corporation (manufacturer of electronic,
   Indialantic, FL 32903        telephone and copying systems)


*  John H. F. Haskell, Jr.      Senior Advisor, UBS Warburg, LLC (investment
   UBS Warburg, LLC             banking firm)
   299 Park Avenue
   New York, NY 10171

*  Nina Henderson               Former Corporate Vice President, Bestfoods
   425 East 86th St.            (food manufacturer)
   New York, NY  10028

*  W. Edwin Jarmain (3)         President, Jarmain Group Inc. (private
   Jarmain Group Inc.           investment holding company)
   77 King Street West
   4545 Royal Trust Tower
   Toronto, Ontario  M5K1K2
   Canada

*  Christina Johnson            President and Chief Executive Officer, Saks
   Saks Fifth Avenue            Fifth Avenue Enterprises (retail)
   Enterprises
   12 East 49th Street
   New York, NY 10017

   John Lefferts                Executive Vice President and President of
                                Retail Distribution

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Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
   William Levine               Executive Vice President and Chief Information
                                Officer

*  George T. Lowy               Partner, Cravath, Swaine & Moore (law firm)
   Cravath, Swaine & Moore
   825 Eighth Avenue
   New York, NY  10019

   Richard J. Matteis           Executive Vice President

*  Scott D. Miller              President, Hyatt Hotels Corporation
   Hyatt Hotels Corporation     (hospitality)
   200 West Madison Street-
   Suite 3900
   Chicago, IL 60606

*  Joseph H. Moglia             Chief Executive Officer, Ameritrade Holding
   Ameritrade Holding           Corporation (online brokerage)
   Corporation
   4211 South 102nd Street
   Omaha, Nebraska 68127

   Deanna Mulligan              Executive Vice President

   Peter D. Noris               Executive Vice President and Chief
                                Investment Officer; Executive Vice
                                President and Chief Investment Officer, AXA
                                Financial, Inc.

*  Didier Pineau-Valencienne(1) Vice Chairman, Credit Suisse First Boston
   64, rue de Miromesnil        (investment banking)
   75008 Paris, France

*  George J. Sella, Jr.         Retired Chairman and Chief Executive
   P.O. Box 397                 Officer, American Cyanamid Company
   Newton, NJ  07860            (manufacturer of pharmaceutical products and
                                agricultural herbicides and pesticides)

   Richard V. Silver            Executive Vice President and General Counsel;
                                Executive Vice President and General Counsel,
                                AXA Financial, Inc.


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Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  Peter J. Tobin               Dean, Peter J. Tobin College of Business
   8000 Utopia Parkway          Administration, St. John's University
   College of Business
   Administration
   Bent Hall
   Jamaica, NY 11439

*  Stanley B. Tulin             Vice Chairman of the Board and Chief Financial
                                Officer; Vice Chairman and Chief Financial
                                Officer, AXA Financial, Inc.
--------
*    Director
     (1)  Citizen of the Republic of France
     (2)  Citizen of Germany
     (3)  Citizen of Canada


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